UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 29, 2007

China RuiTai International Holdings Co., Ltd.

 (Exact name of registrant as specified in its charter)

Delaware	000-04494	13-5661446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

87-10 Clover Place Holliswood, NY 11423
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  718-740-2278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On August 29, 2007, China RuiTai International Holdings Co., Ltd., a Delaware corporation (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Pacific Capital Group Co., Ltd., (“Pacific Capital Group”) a corporation incorporated under the laws of the Republic of Vanuatu, and the shareholders of Pacific Capital Group (the “Shareholders”).  Pursuant to the terms of the Agreement, the Shareholders agreed to transfer all of the issued and outstanding shares of common stock in Pacific Capital Group to the Company in exchange for the issuance of an aggregate of 22,645,348 shares of outstanding common stock in the Company to the Shareholders, thereby causing Pacific Capital Group to become a wholly-owned subsidiary of the Company.

The Company’s obligations under the Agreement are contingent upon the Company’s receipt of consolidated audited financial statements for Pacific Capital Group and its operating subsidiary, Tai An Ruitai Cellulose Co., Ltd., (“Tai An”) a limited liability company formed under the laws of the Peoples Republic of China.  In the event that Pacific Capital Group does not supply the Company with consolidated audited financial statements for itself and Tai An on or before September 31, 2007, the Company may unilaterally terminate the Agreement. In addition to the foregoing terms, each of the Company, Pacific Capital Group and the Shareholders provided customary representations and warranties and, pre-closing covenants and closing conditions.  Closing under the Agreement shall occur on (i) the first business day on which the last of the Conditions Precedent to closing are either fulfilled or waived, or (ii) such other date as the Parties to the Agreement may agree.

As of the date of the Agreement and currently, there are no material relationships between the Company or any of its affiliates and Pacific Capital Group, other than in respect of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.4 hereto and incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 30, 2007, China RuiTai International Holdings Co., Ltd., a Delaware corporation (the “Company”) appointed two new directors to the Company’s Board of Directors (the “Board”):

Dian Min Ma;

Xing Fu Lu.

The directors were appointed pursuant to the terms of the Agreement as set forth in Item 1.01 above.

There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new directors had or is to have a direct or indirect material interest.

The Company does not currently have standing audit, nominating or compensation committees of the Board of Directors or any other committees performing similar functions. All such applicable functions are currently being performed by the Board of Directors as a whole.

Biographical Information

The following sets for the biographical information regarding the newly appointed directors:

Dian Min Ma - Dian Min Ma has been a member of the Company’s Board of Directors since August 2007.  In addition to serving on the Company’s Board, Mr. Ma is the Finance Manager for Shandong RuiTai Chemical Co., Ltd., a Chinese corporation; Mr. Ma has been serving in this position since August 2004.  Mr. Ma is a Professional Accountant with close to 20 years of experience.  He has formerly served as Finance Manager for FeiCheng JinTai Company, FeiCheng Oil Chemical Plant, FeiCheng RuiTai Fine Chemical Company, Ltd., and Tai’an RuiTai Cellulose Company, Ltd.

Xing Fu Lu - Xing Fu Lu has been a member of the Company’s Board of Directors since August 2007.  Mr. Lu is a Professional Engineer with other 25 years of engineering experience.  In addition to serving on the Company’s Board, Mr. Lu is currently the CEO of Shandong RuiTai Chemical Co., Ltd., a Chinese corporation.  Prior to accepting his position as CEO with Shandong, Mr. Lu served as the General Manager in the FeiCheng Oil Chemical Plant, FeiCheng RuiTai Fine Chemical Company, Ltd., and Tai’an RuiTai Cellulose Company, Ltd.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)

The following exhibits are filed herewith:

2.4 Share Exchange Agreement dated August 29, 2007 by and between China RuiTai International Holdings, Inc., Pacific Capital Group Co., Ltd., and the shareholders of Pacific Capital Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

China RuiTai International Holdings Co., Ltd.

By: /S/ Anna Herbst

Anna Herbst, President

September 5, 2007